UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2012

Western Digital Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08703	33-0956711
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3355 Michelson Drive, Suite 100 Irvine, California		92612
(Address of Principal Executive Offices)		(Zip Code)

(949) 672-7000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item	2.02 Results of Operations and Financial Condition.

On April 26, 2012, Western Digital Corporation (“Western Digital”) announced financial results for the third fiscal quarter ended March 30, 2012. A copy of the press release making this announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference. A copy of Western Digital’s Investor Information Summary for the third quarter ended March 30, 2012 is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

In Western Digital’s press release attached as Exhibit 99.1 hereto, Western Digital reports certain financial information, including net income and earnings per share on both a GAAP and a non-GAAP basis for the third fiscal quarter ended March 30, 2012. These non-GAAP measures exclude expenses related to Western Digital’s acquisition of Hitachi Global Storage Technologies; costs recognized upon the sale of inventory that was written-up to fair value and amortization of intangibles related to the acquisition; charges and expenses related to the flooding in Thailand net of recoveries; and tax benefits related to the aforementioned items. Because management believes these expenses and gains may not be indicative of ongoing operations, management believes that the non-GAAP measures presented in the press release are useful to investors as an alternative method for measuring Western Digital’s operating performance and comparing it against prior periods’ performance.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release issued by Western Digital Corporation on April 26, 2012 announcing financial results for the third fiscal quarter ended March 30, 2012.

99.2	Third Quarter Fiscal Year 2012 Western Digital Corporation Investor Information Summary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Western Digital Corporation
(Registrant)

	By:	/s/ Michael C. Ray

Date: April 26, 2012		Michael C. Ray
Senior Vice President, General Counsel and Secretary